UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2008

P.F. Chang’s China Bistro, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-25123	86-0815086
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7676 E. Pinnacle Peak Road, Scottsdale, Arizona	85255
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 888-3000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information.

Item 2.02 Results of Operations and Financial Condition.

On April 23, 2008, P.F. Chang’s China Bistro, Inc. (the “Company”) issued a press release describing selected financial results of the Company for the quarter ended March 30, 2008. Also on April 23, 2008, the Company held its Q1 Earnings Conference Call. The press release and transcript of the Q1 Earnings Conference Call are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.

There are two related corrections to the transcript. During the conference call it was reported that the Company had a benefit from a bonus accrual reversal in the second quarter of 2007 of just over $2 million. The correct amount is approximately $850,000. Additionally, it was reported that if the Company records 100% of its bonus target in the second quarter of 2008, there will be 200 basis points of pressure on general & administrative expenses due to bonus expense. The correct amount is approximately 70 basis points of pressure.

In addition to this Report on Form 8-K and pursuant to General Instruction B.2 of Form 8-K, the Exhibits are being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	April 23, 2008 Press Release by P.F. Chang’s China Bistro, Inc.
99.2	Transcript of Earnings Conference Call held April 23, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P.F. Chang’s China Bistro, Inc.
Date: April 24, 2008
/s/ Mark D. Mumford

Mark D. Mumford Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	April 23, 2008 Press Release by P.F. Chang’s China Bistro, Inc.
99.2	Transcript of Earnings Conference Call held April 23, 2008